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Exhibit 4.2

        CONFORMED COPY

REGISTRATION RIGHTS AGREEMENT

Dated as of April 30, 2003

by and among

BLUEWATER FINANCE LIMITED

AND

THE GUARANTORS NAMED HEREIN

AND

MORGAN STANLEY & CO. INTERNATIONAL LIMITED

AND

ING BANK N.V., LONDON BRANCH

$75,000,000 aggregate principal amount of 10 1/4% Senior Notes due 2012

        This Registration Rights Agreement is dated as of April 30, 2003, and is by and among Bluewater Finance Limited, a company organized and existing under the laws of the Cayman Islands (the "Issuer"), the guarantors on the attached signature pages hereto and each other entity that becomes a guarantor of the Notes (as defined) subsequent to the date hereof pursuant to the terms of the Indenture (as defined) (collectively, the "Guarantors") and Morgan Stanley & Co. International Limited and ING Bank N.V., London Branch (collectively, the "Initial Purchasers").

        This Agreement is made with reference to the Purchase Agreement, dated April 23, 2003, by and among the Issuer, the Guarantors and the Initial Purchasers (the "Purchase Agreement"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Issuer has agreed to provide the registration rights provided for in this Agreement to the Initial Purchasers and their respective direct and indirect transferees and assignees. The execution and delivery of this Agreement is a condition to the closing of the transactions contemplated by the Purchase Agreement.

        The parties hereto hereby agree as follows:

1.     Definitions

        As used in this Agreement, the following terms shall have the following meanings:

        Additional Interest:    As defined in Section 4(a) hereof.

        Affiliate:    With respect to any specified person, "Affiliate" shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "affiliated, "controlling" and "controlled" have meanings correlative to the foregoing.

        Agreement:    This Registration Rights Agreement, as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof.

        Business Day:    Any day other than Saturday, Sunday and other days on which banks are authorized or required by law to be closed for business in the City of New York, the City of London and any other city where a payment is to be made on the Notes.

        Commission:    The United States Securities and Exchange Commission.

        Consummate or consummate:    When used to qualify the term "Exchange Offer", shall mean the delivery of validly issued Exchange Notes pursuant to the Exchange Offer in the same aggregate principal amount as the aggregate principal amount of Notes validly tendered and not validly withdrawn pursuant to the Exchange Offer.

        Consummation Date:    The date that is 40 days immediately following the date that the Exchange Registration Statement shall have been declared effective by the Commission.

        Effectiveness Period:    As defined in Section 3(a) hereof.

        Exchange Act:    The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission pursuant thereto.

        Exchange Notes:    The US-dollar denominated 10 1/4% Senior Notes due 2012 of the Issuer, as guaranteed on a senior subordinated basis by the Guarantors, to be issued pursuant to the Exchange Offer with terms identical in all material respects to those of the Notes, except that the Exchange Notes will not contain provisions with respect to transfer restrictions or Additional Interest.

        Exchange Offer:    An offer to issue, in exchange for any and all of the Transfer Restricted Notes, a like aggregate principal amount of Exchange Notes, which offer shall be made by the Issuer pursuant to Section 2 hereof.

        Exchange Registration Statement:    As defined in Section 2(a) hereof.

        Filing Date:    As defined in Section 2(a) hereof.

        Guarantors:    As defined in the preamble hereof.

        Indemnified Person:    As defined in Section 7(a) hereof.

        Indenture:    The Indenture, dated as of February 22, 2002, among the Issuer, the Guarantors and The Bank of New York, as trustee thereunder, pursuant to which the Notes are issued, as amended or supplemented from time to time in accordance with the terms thereof.

        Initial Purchasers:    As defined in the preamble hereof.

        Issue Date:    As defined in Section 2(a) hereof.

        Issuer:    As defined in the preamble hereof.

        Notes:    The $75,000,000 aggregate principal amount of 10 1/4% Senior Notes due 2012 of the Issuer, as guaranteed on a senior subordinated basis by the Guarantors, issued pursuant to the Indenture on April 30, 2003.

        Participating Broker-Dealer:    As defined in Section 2(e) hereof.

        Private Exchange:    As defined in Section 2(c) hereof.

        Private Exchange Notes:    As defined in Section 2(c) hereof.

        Prospectus:    The prospectus included in any Registration Statement at the time of its effectiveness (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Notes, Exchange Notes or Private Exchange Notes covered by such Registration Statement, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

        Registration Default:    As defined in Section 4(b) hereof.

        Registration Statement:    Any registration statement of the Issuer and Guarantors that covers any of the Notes, Exchange Notes or Private Exchange Notes pursuant to the provisions of this Agreement, including all amendments to such registration statement, including pre- and post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

        Rule 144(k):    Rule 144(k) promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

        Rule 144A:    Rule 144A promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

        Rule 158:    Rule 158 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

        Rule 415:    Rule 415 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

        Rule 424:    Rule 424 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

        Securities Act:    The Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

        Shelf Filing Event:    As defined in Section 3(a) hereof.

        Shelf Registration:    As defined in Section 3(a) hereof.

        Shelf Registration Statement:    As defined in Section 3(a) hereof.

        Special Counsel:    Milbank, Tweed, Hadley & McCloy, special counsel to the holders of Transfer Restricted Notes, or such other counsel as shall be agreed upon by the Issuer and holders of a majority in aggregate principal amount of Transfer Restricted Notes, the reasonable expenses of which holders of Transfer Restricted Notes will be reimbursed by the Issuer pursuant to Section 6 hereof.

        TIA:    The Trust Indenture Act of 1939, as in effect on the date of the Indenture.

        Transfer Restricted Notes:    Each Note, upon original issuance thereof, and at all times subsequent thereto, each Exchange Note as to which Section 3(a)(iii) or Section 3(a)(v) hereof is applicable upon original issuance and at all times subsequent thereto and each Private Exchange Note upon original issuance thereof and at all times subsequent thereto, until in the case of any such Note, Exchange Note or Private Exchange Note, as the case may be, the earliest to occur of (i) the date on which any such Note has been exchanged by a person other than a Participating Broker-Dealer for an Exchange Note (other than with respect to an Exchange Note as to which Section 3(a)(iii)(B) or Section 3(a)(v) hereof applies) pursuant to the Exchange Offer, (ii) with respect to Exchange Notes received by Participating Broker-Dealers in the Exchange Offer, the earlier of (x) the date on which such Exchange Note has been sold by such Participating Broker-Dealer by means of the Prospectus contained in the Exchange Registration Statement to a purchaser who receives from such Participating Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Registration Statement and (y) the date on which the Exchange Registration Statement has been effective under the Securities Act for a period of 90 consecutive days after the Consummation Date, (iii) the date a Shelf Registration Statement covering such Note, Exchange Note or Private Exchange Note has been declared effective by the Commission and such Note, Exchange Note or Private Exchange Note, as the case may be, has been disposed of in accordance with such effective Shelf Registration Statement, (iv) the date on which such Note, Exchange Note or Private Exchange Note, as the case may be, is distributed to the public pursuant to, and in conformity with, Rule 144 under the Securities Act or is eligible for distribution to the public without volume or manner of sale restrictions pursuant to Rule 144(k) or (v) the date on which such Note, Exchange Note or Private Exchange Note, as the case may be, ceases to be outstanding for purposes of the Indenture or any other indenture under which such Exchange Note or Private Exchange Note was issued.

        Trustee:    The trustee under the Indenture.

        Underwritten registration or underwritten offering: A registration in connection with which securities are sold to an underwriter for reoffering to the public pursuant to an effective Registration Statement.

2.     Exchange Offer

        (a)   To the extent not prohibited by any applicable law or applicable interpretation of the staff of the Commission, the Issuer and the Guarantors shall (A) prepare and, on or prior to 90 days (the "Filing Date") after the date of the original issuance of the Notes (the "Issue Date"), file with or confidentially submit to the Commission a Registration Statement under the Securities Act with respect to the Exchange Offer, (B) use their reasonable best efforts to cause the Registration Statement relating to the Exchange Offer to be declared effective by the Commission under the Securities Act on or prior to 180 days after the Issue Date, and (C) upon the declaration of the effectiveness of such Registration Statement commence the Exchange Offer. The Exchange Offer shall be registered pursuant to the Securities Act on an appropriate form (the "Exchange Registration Statement") and duly registered or qualified under all applicable state securities or Blue Sky laws and will comply with all applicable tender offer rules and regulations under the Exchange Act and state securities or blue sky laws. The Exchange Offer shall not be subject to any condition, other than that the Exchange Offer does not violate any applicable law or regulation or interpretation of the staff of the Commission. Upon consummation of the Exchange Offer in accordance with this Section 2, the Issuer and Guarantors shall have no further registration obligations other than with respect to (i) Private Exchange Notes, (ii) Exchange Notes held by Participating Broker-Dealers and (iii) Notes or Exchange Notes as to which Section 3(a)(iii) or Section 3(a)(v) hereof applies. No securities shall be included in the Exchange Registration Statement other than the Exchange Notes.

        (b)   The Issuer may require each holder of Notes, as a condition to its participation in the Exchange Offer, to represent to the Issuer and its counsel in writing (which may be contained in the applicable letter of transmittal), among other things, that (i) any Exchange Notes received by such holder will be acquired in the ordinary course of its business, (ii) at the time of the commencement of the Exchange Offer such holder will have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the Securities Act, and (iii) such holder is not an Affiliate (as defined in Rule 405 promulgated under the Securities Act) of the Issuer.

        If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes. If the holder is a Participating Broker-Dealer that will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

        (c)   If, prior to consummation of the Exchange Offer, any of the Initial Purchasers holds any Notes acquired by it having, or which are reasonably likely to be determined to have, the status of an unsold allotment in the initial distribution, or any other holder of Notes is not entitled to participate in the Exchange Offer, the Issuer and Guarantors, upon the request of any Initial Purchaser or any such holder, shall, simultaneously with the delivery of the Exchange Notes in the Exchange Offer, issue and deliver to such Initial Purchaser and any such holder, in exchange (the "Private Exchange") for such Notes held by such Initial Purchaser and any such holder, a like principal amount of debt securities of the Issuer and Guarantors that are identical in all material respects to the Exchange Notes (including any guarantees thereof) (the "Private Exchange Notes"). The Issuer and the Guarantors shall use their reasonable best efforts to cause the Private Exchange Notes to bear the same CUSIP number as the Exchange Notes.

        (d)   Unless the Exchange Offer would not be permitted by any applicable law or interpretation of the staff of the Commission, the Issuer shall mail the Exchange Offer Prospectus and appropriate accompanying documents, including appropriate letters of transmittal, to each holder of Notes providing, in addition to such other disclosures as are required by applicable law:

          (i)    that the Exchange Offer is being made pursuant to this Agreement and that all Notes validly tendered and not withdrawn will be accepted for exchange;

          (ii)   that a holder of a Note electing to have a Note exchanged pursuant to the Exchange Offer will be required to surrender such Note, together with the enclosed letters of transmittal, to the institution and at the address specified in the notice prior to the close of business on the date the Exchange Offer expires; and

          (iii)  that holders of Notes that do not tender all such securities pursuant to the Exchange Offer may no longer have any registration rights hereunder with respect to Notes not tendered.

    Upon the Consummation Date, the Issuer shall:

          (i)    accept for exchange all Notes or portions thereof validly tendered and not validly withdrawn pursuant to the Exchange Offer; and

          (ii)   deliver, or cause to be delivered, to the Trustee for cancellation all Notes or portions thereof so accepted for exchange by the Issuer, and issue, cause the Trustee under the Indenture (or the indenture pursuant to which the Exchange Notes are issued) to authenticate, and mail to each holder of Notes, Exchange Notes equal in principal amount to the principal amount of the Notes surrendered by such holder.

        (e)   The Issuer, the Guarantors and the Initial Purchasers acknowledge that the staff of the Commission has taken the position that any broker-dealer that owns Exchange Notes that were received by such broker-dealer for its own account in the Exchange Offer (a "Participating Broker-Dealer") may be deemed to be an "underwriter" within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.

        The Issuer, the Guarantors and the Initial Purchasers also acknowledge that it is the Commission staff's position that if the Prospectus contained in the Exchange Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell Exchange Notes acquired by such Participating Broker Dealer in exchange for Transfer Restricted Notes acquired as a result of market making or other trading activities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Notes owned by them (except to the extent required by the Commission as a result of a change in policy after the date hereof), such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligations under the Securities Act in connection with resales of Exchange Notes for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

        In light of the foregoing, if requested by a Participating Broker-Dealer, each of the Issuer and Guarantors agrees (x) to keep the Exchange Registration Statement continuously effective (subject to the last three paragraphs of Section 5) until the earlier of 90 days after the Consummation Date, and such date when each Participating Broker-Dealer shall have notified the Issuer in writing that such Participating Broker-Dealer has resold all Exchange Notes acquired in the Exchange Offer and (y) to comply with the provisions of Section 5 of this Agreement, as they relate to the Exchange Offer and the Exchange Registration Statement.

        (f)    The Initial Purchasers shall have no liability to any Participating Broker-Dealer with respect to any request made pursuant to Section 2(e).

        (g)   Interest on each Exchange Note or Private Exchange Note will accrue (A) from the later of (i) the last interest payment date on which interest was paid on the Note surrendered in exchange therefor, or (ii) if the Note is surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (B) if no interest has been paid on the Notes, from the Issue Date.

        (h)   The Exchange Notes and the Private Exchange Notes may be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture, which in either event shall provide that the Exchange Notes shall not be subject to the transfer restrictions set forth in the Indenture. The Indenture or such indenture shall provide that the holders of the Exchange Notes, the Private Exchange Notes and the Notes shall vote and consent together on all matters as one class and that neither the holders of the Exchange Notes, the Private Exchange Notes nor the Notes will have the right to vote or consent as a separate class on any matter.

3.     Shelf Registration

        (a)   If (i) the Issuer is not permitted to file the Exchange Offer Registration Statement or to consummate the Exchange Offer because of any change in law or in currently prevailing interpretations of the Staff of the Commission, (ii) the Issuer has not consummated the Exchange Offer within 220 days after the Issue Date (provided that the obligation of the Issuer under this Section 3(a)(ii) shall terminate upon consummation of the Exchange Offer), (iii) any holder of a Note notifies the Issuer prior to the 20th day after consummation of the Exchange Offer that (A) due to a change in law or policy it is not entitled to participate in the Exchange Offer, (B) due to a change in law or policy it may not resell Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Registration Statement is not appropriate or available for such resales by such holder or (C) it is an Initial Purchaser that holds Notes as part of an unsold allotment from the original offering of the Notes, (iv) any holder of Private Exchange Notes so requests after the consummation of the Private Exchange or (v) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive Exchange Notes on the date of the exchange that may be sold without restriction (other than a prospectus delivery requirement for a Participating Broker-Dealer) under state and federal securities laws (for any reason other than due solely to the status of the Holder as an Affiliate of the Issuer) and it so requests (each such event referred to in clauses (i) through (v), a "Shelf Filing Event"), the Issuer and the Guarantors shall (x) promptly deliver to the holders of Notes, Exchange Notes or Private Exchange Notes, as the case may be, and the Trustee written notice thereof and (y) at the Issuer's and the Guarantors' own expense cause to be filed with or confidentially submitted to the Commission pursuant to Rule 415 a shelf registration statement (the "Shelf Registration Statement") as promptly as practicable and in any event on or prior to 90 days after such filing obligation arises, relating to all Transfer Restricted Notes covered by such Shelf Filing Event (the "Shelf Registration") the holders of which have provided the information required pursuant to Section 3(b) hereof (provided that if the Shelf Filing Event arises pursuant to clause (ii) above and the Exchange Offer Registration Statement shall not have been filed or submitted or shall have been withdrawn, the Issuer shall submit or file the Shelf Registration Statement on the 221st day after the Issue Date), and shall have the Shelf Registration Statement declared effective by the Commission on or prior to 90 days after the filing thereof. In such circumstances, each of the Issuer and the Guarantors shall keep the Shelf Registration Statement continuously effective (subject to the last three paragraphs of Section 5) under the Securities Act, until (A) two years (or such shorter period as may be established by any amendment to the two-year period set forth in Rule 144(k) under the Securities Act) following the Issue Date or (B) if sooner, the date immediately following the date that all Transfer Restricted Notes covered by the Shelf Registration Statement have been sold pursuant thereto or otherwise cease to be Transfer Restricted Notes (the "Effectiveness Period").

        (b)   No holder of Transfer Restricted Notes may include any of its Transfer Restricted Notes in any Shelf Registration Statement pursuant to this Agreement unless and until such holder furnishes to the Issuer in writing, within 15 days after receipt of a request therefor, such information as the Issuer may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary prospectus included therein. No holder of Transfer Restricted Notes shall be entitled to Additional Interest pursuant to Section 4 hereof unless and until such holder shall have provided all such reasonably requested information. Each holder of Transfer Restricted Notes as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Issuer all information required to be disclosed in order to make the information previously furnished to the Issuer by such holder not materially misleading. Holders of Transfer Restricted Notes that do not give the written notice set forth above within 30 days after receipt of a request therefor, if required to be given, will no longer have any registration rights pursuant to this Section 3 and will not be entitled to any Additional Interest after such date pursuant to Section 4 hereof in respect of the Issuer's obligations with respect to the Shelf Registration Statement.

4.     Additional Interest

        (a)   The parties hereto agree that the holders of Transfer Restricted Notes will suffer damages if the Issuer and/or the Guarantors fail to fulfill their obligations pursuant to Section 2 or Section 3 herein, as applicable, and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly:

          (i)    if (A) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement is filed with or confidentially submitted to the Commission on or prior to the Filing Date or (B) notwithstanding that the Issuer has consummated or will consummate an Exchange Offer, the Issuer is required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed or confidentially submitted on or prior to 90 days after such filing obligation arises, then commencing on the day after either such required filing (or submission) date, additional interest ("Additional Interest") shall accrue on the principal amount of the Notes affected thereby at a rate of 0.50% per annum for the first 90 days immediately following such filing (or submission) date, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period; or

          (ii)   if (A) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement is declared effective by the Commission on or prior to 180 days after the Issue Date or (B) notwithstanding that the Issuer has consummated or will consummate an Exchange Offer, the Issuer is required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the Commission on or prior to the 90th day following the date such Shelf Registration Statement was filed (which in no event shall be earlier than 180 days after the Issue Date), then, commencing on the day after either such required effective date, Additional Interest shall accrue on the principal amount of the Notes affected thereby at a rate of 0.50% per annum for the first 90 days immediately following such date, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period; or

          (iii)  if (A) the Issuer has not consummated the Exchange Offer on or prior to the 40th day after the date on which the Exchange Offer Registration Statement was declared effective or (B) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time during the Effectiveness Period (subject to the last paragraph of Section 5), then Additional Interest shall accrue on the principal amount of the Notes affected thereby at a rate of 0.50% per annum for the first 90 days commencing on (x) the 41st day after such effective date, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective, in the case of (B) above, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period;

provided, however, that the Additional Interest rate on the Notes may not accrue under more than one of the foregoing clauses (i) through (iii) at any one time and at no time shall the aggregate amount of Additional Interest accruing exceed in the aggregate 1.00% per annum; provided further, however, that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (ii) above), (3) upon the consummation of the Exchange Offer (in the case of clause (iii)(A) above), or (4) upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii)(B) above), Additional Interest on the Notes as a result of such clause (or the relevant subclause thereof, as the case may be), shall cease to accrue.

        (b)   The Issuer shall notify the Trustee and paying agent under the Indenture (or the trustee and paying agent under such other indenture under which any Transfer Restricted Notes are issued) promptly upon the happening of each and every event described in clauses (a)(i), (a)(ii) or (a)(iii) above (each, a "Registration Default"). The Issuer shall pay the Additional Interest due on the Transfer Restricted Notes affected thereby in the manner specified by the Indenture for the payment of interest. The Additional Interest due shall be payable on each interest payment date specified by the Indenture (or such other indenture) to the record holders entitled to receive the interest payment to be made on such date. Each obligation to pay Additional Interest shall be deemed to accrue from and including the date of the applicable Registration Default.

        (c)   The parties hereto agree that the Additional Interest provided for in this Section 4 constitutes a reasonable estimate of the damages that will be suffered by holders of Transfer Restricted Notes by reason of the occurrence of any Registration Default.

5.     Registration Procedures

        In connection with the Issuer's and Guarantors' registration obligations hereunder, the Issuer and Guarantors shall effect such registrations on the appropriate form available for the sale of the Notes, the Exchange Notes or Private Exchange Notes, as applicable, to (i) in the case of the Exchange Offer, permit the exchange of Exchange Notes for Notes in the Exchange Offer and, if applicable, resales of Exchange Notes by Participating Broker-Dealers and (ii) in the case of a Shelf Registration, permit the sale of the applicable Transfer Restricted Notes in accordance with the method or methods of disposition thereof specified by the holders of such Transfer Restricted Notes, and pursuant thereto each of the Issuer and Guarantors shall:

          (a)   in the case of a Shelf Registration, a reasonable period of time prior to the initial filing or submission of a Shelf Registration Statement or Prospectus and a reasonable period of time prior to the filing or submission of any amendment or supplement thereto (excluding exhibits and any document that would be incorporated or deemed to be incorporated therein by reference unless reasonably requested), furnish to the holders of the Transfer Restricted Notes included in such Shelf Registration Statement, their Special Counsel and the managing underwriters, if any, copies of all such documents proposed to be filed or submitted, which documents will be subject to the reasonable review of such holders, their Special Counsel and such underwriters, if any, and cause the officers and directors of the Issuer and the Guarantors, counsel to the Issuer and the Guarantors and independent certified public accountants to the Issuer and the Guarantors to respond to such reasonable inquiries as shall be necessary, in the opinion of Special Counsel, to conduct a reasonable investigation within the meaning of the Securities Act; provided that the foregoing inspection and information gathering shall be conducted by the Initial Purchasers and, on behalf of the Initial Purchasers and any other persons, by Special Counsel. The Issuer and Guarantors shall not file any such Shelf Registration Statement or related Prospectus or any amendments or supplements thereto to which the holders of a majority in principal amount of the Transfer Restricted Notes included in such Shelf Registration Statement shall reasonably object within five Business Days after receipt thereof;

          (b)   prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period required hereunder; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented;

          (c)   notify the holders of Transfer Restricted Notes to be sold or, in the case of an Exchange Offer, tendered, and their Special Counsel and the managing underwriters, if any, promptly and (if requested by any such person) confirm such notice in writing, (i)(A) when a Prospectus in the case of the Shelf Registration or any Prospectus supplement in the case of any Registration Statement is filed, and (B) with respect to a Registration Statement in the case of the Shelf Registration or any post-effective amendment in the case of any Registration Statement, when the same has become effective, (ii) at any time in the case of a Shelf Registration and following effectiveness in the case of the Exchange Offer Registration Statement of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the Commission, any state securities commission, any other governmental agency or any court of any stop order or injunction suspending or enjoining the use of a Prospectus or the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Issuer or the Guarantors of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Notes, Exchange Notes or Private Exchange Notes for sale in any jurisdiction, or the initiation or threat of any proceeding for such purpose, and (v) following effectiveness of a Registration Statement of the occurrence of any event or information becoming known to the Issuer or the Guarantors that makes any statement made in a Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any change in such Registration Statement, Prospectus or documents so that it or they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (d)   use its reasonable best efforts to avoid the issuance of or, if issued, to obtain the withdrawal of any order enjoining or suspending the use of a Prospectus or the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Notes, Exchange Notes or Private Exchange Notes for sale in any jurisdiction, at the earliest practicable time;

          (e)   if a Shelf Registration Statement is filed pursuant to Section 3 hereof and if requested by the managing underwriters, if any, or the holders of a majority in aggregate principal amount of the Transfer Restricted Notes being sold pursuant to such Shelf Registration Statement, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such holders reasonably request to be included therein, and (ii) make all required filings of such prospectus supplement or such post-effective amendment under the Securities Act as soon as practicable after the Issuer has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Issuer shall not be required to take any action pursuant to this Section 5(e) that would, in the opinion of counsel for the Issuer, violate applicable law;

          (f)    in the case of a Shelf Registration, upon written request to the Issuer by a holder of Notes to be sold, or upon request of the Special Counsel or each managing underwriter, if any, the Issuer shall furnish, without charge, at least one conformed copy of such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested (including those previously furnished or incorporated by reference) as soon as reasonably practicable after the filing of such documents with the Commission;

          (g)   deliver to each Participating Broker-Dealer in the case of the Exchange Offer and, in the case of a Shelf Registration, each holder of Notes, Exchange Notes or Private Exchange Notes to be sold pursuant thereto, the Special Counsel, and the underwriters, if any, without charge, as many copies of the Prospectus (including each form of prospectus) and each amendment or supplement thereto as such person reasonably requests; and each of the Issuer and the Guarantors hereby consents (subject to the last paragraph of this Section 5) to the use of such Prospectus and each amendment or supplement thereto by each of the selling holders of Transfer Restricted Notes and the underwriters, if any, in connection with the offering and sale of the Transfer Restricted Notes covered by such Prospectus and any amendment or supplement thereto in accordance with the terms thereof and with U.S. federal securities laws and blue sky laws; provided that such use of such Prospectus and any amendment or supplement thereto and such offering and sale conforms to the plan of distribution set forth in the Prospectus and complies with the terms of this Agreement and the Securities Act and the regulations thereunder;

          (h)   prior to any public offering of Notes, Exchange Notes or Private Exchange Notes, use its reasonable best efforts to register or qualify or cooperate with the holders of Notes, Exchange Notes or Private Exchange Notes to be sold or tendered, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Notes, Exchange Notes or Private Exchange Notes for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as such holders or underwriters reasonably request in writing; keep each such registration or qualification (or exemption therefrom) effective during the period the applicable Registration Statement is required to be kept effective hereunder and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Notes, Exchange Notes or Private Exchange Notes covered by the applicable Registration Statement; provided, however, that neither the Issuer nor the Guarantors shall be required to (i) register or qualify generally to do business in any jurisdiction where it is not then so registered or qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where they are not so subject;

          (i)    in connection with any sale or transfer of Transfer Restricted Notes that will result in such securities no longer being Transfer Restricted Notes, cooperate with the holders thereof and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Notes to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with the Depositary (as defined in the Indenture) as the case may be, and to enable such Transfer Restricted Notes to be in such denominations and registered in such names as the managing underwriters, if any, or such holders may reasonably request at least two Business Days prior to such sale of Transfer Restricted Notes;

          (j)    upon the occurrence of any event contemplated by Section 5(c)(v) hereof, as promptly as practicable, prepare a supplement or amendment, including, if appropriate, a post-effective amendment, to each Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (k)   prior to the effective date of the Exchange Registration Statement, to provide a CUSIP number for the Exchange Notes (and Private Exchange Notes, if applicable);

          (l)    if a Shelf Registration Statement is filed pursuant to Section 3 hereof, and if requested by the holders of the Transfer Restricted Notes covered thereby, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other reasonable customary actions in connection therewith (including those reasonably requested by the managing underwriters, if any, or the holders of a majority in aggregate principal amount of the Transfer Restricted Notes being sold) in order to expedite or facilitate the disposition of such Transfer Restricted Notes, and, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the holders of such Transfer Restricted Notes and the underwriters, if any, with respect to the business of the Issuer, the Guarantors and their subsidiaries (including with respect to businesses or assets acquired or to be acquired by any of them), and the Shelf Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same on a quarterly basis; (ii) obtain opinions of counsel to the Issuer and the Guarantors dated the date of effectiveness and annual updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and Special Counsel to the holders of the Transfer Restricted Notes being sold), addressed to each selling holder of Transfer Restricted Notes and each of the underwriters, if any, covering the matters covered in opinions delivered pursuant to Sections 7(a) and 7(b) of the Purchase Agreement and such other matters as may be reasonably requested by such Special Counsel and the managing underwriters, if any, and which are customary; (iii) use their reasonable best efforts to obtain customary "cold comfort" letters dated the date of effectiveness and quarterly updates thereof from the independent certified public accountants of the Issuer and the Guarantors (and, if necessary, any other independent certified public accountants of any subsidiary of the Issuer or Guarantors or of any business acquired by the Issuer or Guarantors or any such subsidiary for which financial statements and financial data is, or is required to be, included in the Shelf Registration Statement), addressed (where reasonably possible) to each selling holder of Transfer Restricted Notes and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings; (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially the same as those set forth in the Purchase Agreement (or such other provisions and procedures acceptable to the Issuer, holders of a majority in aggregate principal amount of Transfer Restricted Notes covered by such Shelf Registration Statement and the managing underwriters, if any); and (v) deliver such other customary documents and certificates as may be reasonably requested by the holders of a majority in aggregate principal amount of the Transfer Restricted Notes being sold, their Special Counsel and the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Issuer or the Guarantors;

          (m)  in the case of a Shelf Registration, make available at reasonable times for inspection by a representative of the holders of Transfer Restricted Notes being sold, any underwriter participating in any such disposition of Transfer Restricted Notes, and any attorney, consultant or accountant retained by such selling holders or underwriter, at the offices where normally kept, during reasonable business hours, all relevant financial and other records, pertinent corporate documents and properties of the Issuer and Guarantors and their subsidiaries (including with respect to businesses and assets acquired or to be acquired to the extent that such information is available to the Issuer or the Guarantors), and cause the officers, directors, agents and employees of the Issuer and Guarantors and their subsidiaries (including with respect to businesses and assets acquired or to be acquired to the extent that such information is available to the Issuer or the Guarantors) to supply all information in each case reasonably requested by any such representative, underwriter, attorney, consultant or accountant in connection with such Shelf Registration; provided, however, that such persons shall first agree with the Issuer that any such information shall be kept confidential by such persons, unless and to the extent that (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of the Shelf Registration Statement or the use of any Prospectus), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such person or (iv) such information becomes available to such person from a source other than the Issuer or the Guarantors or their subsidiaries and such source is not bound by a confidentiality agreement; and provided, further, that the foregoing inspection and information gathering shall be conducted by the Initial Purchasers and on behalf of the Initial Purchasers and any selling holders, by Special Counsel;

          (n)   provide an indenture trustee for the Notes and/or the Exchange Notes and Private Exchange Notes, as the case may be, and cause an indenture to be qualified under the TIA not later than the effective date of the first Registration Statement relating to the Notes and/or the Exchange Notes and Private Exchange Notes, as the case may be;

          (o)   comply with all applicable rules and regulations of the Commission and make generally available to its securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158, no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Transfer Restricted Notes are sold to underwriters in a firm commitment or reasonable efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter after the effective date of a Registration Statement, which statement shall cover said period, consistent with the requirements of Rule 158;

          (p)   cooperate with each seller of Transfer Restricted Notes covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Transfer Restricted Notes and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; and

          (q)   use its reasonable best efforts to take all other steps reasonably necessary to effect the registration of the Transfer Restricted Notes covered by a Registration Statement contemplated hereby.

        The Issuer may require a holder of Transfer Restricted Notes to be included in a Registration Statement to furnish to the Issuer such information regarding the distribution of such Transfer Restricted Notes as is required by law to be disclosed in such Registration Statement and the Issuer may exclude from such Registration Statement the Transfer Restricted Notes of any holder who fails to furnish such information within a reasonable time after receiving such request.

        If any such Registration Statement refers to any holder by name or otherwise as the holder of any securities of the Issuer or Guarantors, then such holder shall have the right upon written request to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such holder, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Issuer's or Guarantors' securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Issuer or the Guarantors, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act, the deletion of the reference to such holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

        In the case of an Exchange Registration Statement pursuant to Section 2 (solely with respect to Participating Broker-Dealers) or a Shelf Registration pursuant to Section 3 hereof, each holder of Transfer Restricted Notes agrees by acquisition of such Transfer Restricted Notes that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iii), 5(c)(iv) or 5(c)(v) hereof, (A) such holder will forthwith discontinue disposition of such Transfer Restricted Notes covered by such Registration Statement or Prospectus until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(j) hereof, or until it is advised in writing by the Issuer that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus, and (B) such holder agrees to maintain the receipt of such notice as confidential information. If so directed by the Issuer in writing, each holder will deliver to the Issuer (at the Issuer's expense) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Transfer Restricted Notes that was current at the time of receipt of such notice. In the event the Issuer shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 2 or 3 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 5(c)(v) hereof to and including the date when each selling holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 5(b) hereof or shall have been advised in writing by the Issuer that use of such prospectus may be resumed.

        In addition, the Issuer may suspend the effectiveness of a Shelf Registration Statement for up to two non-consecutive periods of up to 45 consecutive days during any 365-day period (a "Shelf Blackout Period") if (i) an event occurs (including a pending material business transaction which has not yet been publicly disclosed) and is continuing as a result of which the Shelf Registration Statement would, in the Issuer's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading and (ii) if the Issuer determines in good faith that the disclosure of such event at such time would have a material adverse effect on the business, operations or prospects of the Issuer; provided, further that the Issuer shall continue to pay Additional Interest, if any, during any such Shelf Blackout Period. Upon the occurrence of any such suspension, the Issuer will use its reasonable best efforts to reinstate effectiveness of such Shelf Registration Statement as soon as reasonably practicable.

        In addition, the Issuer and the Guarantors may permit the Exchange Registration Statement or a Shelf Registration Statement to cease to be effective as a result of post-effective amendments to incorporate annual or quarterly financial information (including any Operating and Financial Review and Prospects or Management's Discussion and Analysis of Financial Condition and Results of Operations) which the Issuer is required by the Indenture to file with the Commission; provided that the Issuer and the Guarantors in good faith attempt to cause such Exchange Registration Statement or such Shelf Registration Statement to be declared effective as soon as is reasonably practicable but in any event within 10 Business Days of the date of filing of any such post-effective amendment; provided further that Additional Interest shall not accrue as a result of Section 4(a)(iii)(B) until the tenth Business Day following the date such Registration Statement ceases to be effective. In the case of the Exchange Registration Statement, the time period regarding effectiveness of such Registration Statement shall be extended by the number of days during the period from and including the date such Registration Statement ceased to be effective to and excluding the date such Registration Statement is again declared effective.

6.     Registration Expenses

        All fees and expenses incident to the performance of or compliance with this Agreement by the Issuer and/or the Guarantors shall be borne jointly and severally by the Issuer and Guarantors whether or not any Registration Statement is filed or becomes effective and whether or not any Notes, Exchange Notes or Private Exchange Notes are issued or sold pursuant to any Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (B) in connection with compliance with securities or Blue Sky laws), (ii) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements and other documents (including, without limitation, expenses of printing certificates for Notes, Exchange Notes and Private Exchange Notes in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses), (iii) reasonable fees and disbursements of counsel for the Issuer and Guarantors and, in the case of a Shelf Registration Statement, the Special Counsel (not to exceed one firm or counsel), (iv) fees and disbursements of all independent certified public accountants referred to herein, including in Sections 5(a) and 5(l)(iii) hereof (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (v) if required, the reasonable fees and expenses of any "qualified independent underwriter" and its counsel as may be required by the rules and regulations of the National Association of Securities Dealers, Inc., (vi) if required, the reasonable fees and expenses of the Trustee and any exchange agent and the fees and expenses of their counsel; (vii) any fees associated with making Transfer Restricted Notes eligible for trading through The Depository Trust Company; and (viii) fees and expenses of all other persons retained by the Issuer and/or the Guarantors. In addition, the Issuer and the Guarantors shall pay their internal expenses (including, without limitation, all salaries and expenses of their respective officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses incurred in connection with the listing of the Notes, Exchange Notes or Private Exchange Notes to be registered on any securities exchange. Notwithstanding the foregoing or anything in this Agreement to the contrary, each holder of Transfer Restricted Notes shall pay all underwriting discounts and commissions of any underwriters with respect to any Notes, Exchange Notes or Private Exchange Notes sold by or on behalf of it.

7.     Indemnification

        (a)   Each of the Issuer and the Guarantors agrees, on a joint and several basis, to indemnify and hold harmless (i) the Initial Purchasers, each holder of Notes, Exchange Notes and Private Exchange Notes and each Participating Broker-Dealer, (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any of the foregoing (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person"), and (iii) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchasers, each holder of Notes, Exchange Notes and Private Exchange Notes, each Participating Broker-Dealer and any controlling person (any person referred to in clause (i), (ii) or (iii) being hereinafter referred to as an "Indemnified Person"), from and against any and all losses, claims, damages, liabilities and judgments arising out of or relating to any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or in any amendment or supplement thereto, or arising out of or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or preliminary prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Indemnified Person furnished in writing to the Issuer by or on behalf of such Indemnified Person expressly for use therein; provided further that with respect to any such untrue statement or omission made in the preliminary prospectus, the indemnity agreement contained in this Section 7(a) shall not inure to the benefit of the applicable Indemnified Person which sold Notes to the person asserting any such loss, claim, damage, liability or action, to the extent that such sale was an initial resale by such Indemnified Person and any such loss, claim, damage, liability or action of such Indemnified Person is a result of the fact that both (i) a copy of the Prospectus was not sent or given to such person prior to, concurrently with or promptly following the sale of such Notes to such person, and (ii) the untrue statement or omission in the preliminary prospectus was corrected in the Prospectus unless, in either case, such failure to deliver the Prospectus was a result of failure by the Issuer to provide such Indemnified Person with as many copies of such Prospectus as reasonably requested by such Indemnified Person. The indemnity provided for in this Section 7 will be in addition to any liability that the Issuers may otherwise have to the Indemnified Persons.

        (b)   In case any action shall be brought against any Indemnified Person, based upon any Registration Statement or any such Prospectus or preliminary prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Issuer or any of the Guarantors hereunder, such Indemnified Person shall promptly notify the Issuer or such Guarantors, as the case may be, in writing and the Issuer and/or such Guarantors, as the case may be, shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person and payment of all reasonable fees and expenses. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person, unless (i) the employment of such counsel shall have been specifically authorized in writing by the Issuer or such Guarantors, as the case may be, (ii) the Issuer or such Guarantors, as the case may be, shall have failed to assume the defense and employ counsel within a reasonable time after commencement of the action or pay all such reasonable fees and expenses within a reasonable time after receipt of a request therefore or (iii) the named parties to any such action (including any impleaded parties) include both such Indemnified Person and the Issuer or such Guarantors, as the case may be, and such Indemnified Person shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Issuer or such Guarantors, as the case may be, (in which case the Issuer or such Guarantors, as the case may be, shall not have the right to assume the defense of such action on behalf of such Indemnified Person, it being understood, however, that the Issuer or such Guarantors, as the case may be, shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Indemnified Persons, which firm shall be designated in writing by such Indemnified Persons, and that all such reasonable fees and expenses shall be reimbursed as they are incurred). The Issuer or Guarantors, as the case may be, shall not be liable for any settlement of any such action effected without their written consent but if settled with the written consent of the Issuer or applicable Guarantors, as the case may be, the Issuer or such Guarantors, as the case may be, agrees to indemnify and hold harmless each Indemnified Person from and against any loss or liability by reason of such settlement. The Issuer and Guarantors, shall not, without the prior written consent of each Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

        (c)   In connection with any Registration Statement pursuant to which a holder of Transfer Restricted Notes offers or sells Transfer Restricted Notes, such holder agrees, severally and not jointly, to indemnify and hold harmless the Issuer and the Guarantors and any person controlling the Issuer or Guarantors, as the case may be, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the respective directors, officers, partners, employees, representatives and agents of the Issuer or Guarantors as the case may be, and its controlling persons, to the same extent as the foregoing indemnity from the Issuer or Guarantors, as the case may be, to each Indemnified Person but only with respect to information relating to such holder furnished in writing by or on behalf of such holder expressly for use in such Registration Statement. In any such case in which any action shall be brought against the Issuer or the Guarantors, any director, officer, partner, employee, representative or agent of the Issuer or Guarantors or any controlling persons of the Issuer or the Guarantors, as the case may be, or any person controlling the Issuer or Guarantors, as the case may be, based on such Registration Statement and in respect of which indemnity may be sought against a holder of Transfer Restricted Notes, such holder shall have the rights and duties given to the Issuer or Guarantors, as the case may be, (except that if the Issuer or Guarantors, as the case may be, shall have assumed the defense thereof, such holder shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such holder), and the Issuer or Guarantors, as the case may be, and the respective directors, officers, partners, employees, representatives and agents of the Issuer or Guarantors, as the case may be, and its controlling persons shall have the rights and duties given to the Indemnified Persons by Section 7(b) hereof.

        (d)   If the indemnification provided for in this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Notes, the Exchange Notes or the Private Exchange Notes, as the case may be (it being expressly understood and agreed that the relative benefits received by the Issuer from the offering of the Notes, Exchange Notes or Private Exchange Notes, as the case may be, shall be the amount of the net proceeds received by the Issuer from the sale of the Notes to the Initial Purchasers), or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by an indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Issuer and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if all Indemnified Persons were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Indemnified Person shall be required to contribute any amount in excess of the amount by which the net proceeds received by it in connection with the sale of the Notes, Exchange Notes or Private Exchange Notes contemplated by this Agreement (or, in the case of an underwriter that is an Indemnified Person, the total underwriting discounts received by such underwriter) exceeds the amount of any damages which such Indemnified Person has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Indemnified Person's obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective amount of Notes, Exchange Notes or Private Exchange Notes included in any such Registration Statement by each Indemnified Person and not joint.

8.     Rule 144A

        The Issuer and the Guarantors shall use their reasonable best efforts to file the reports required to be filed by them under the Securities Act and the Exchange Act in a timely manner and, if at any time they are not required to file such reports, they will, upon the request of any holder of Transfer Restricted Notes, make available such other information as required by Rule 144A(d)(4) until there cease to be Transfer Restricted Notes outstanding or the Issuer and the Guarantors cease to have further registration obligations hereunder. Notwithstanding the foregoing, nothing in this Section 8 shall be deemed to require the Issuer or any Guarantor to register any of their securities pursuant to the Exchange Act.

9.     Underwritten Registrations

        If any of the Transfer Restricted Notes covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the holders of a majority in aggregate principal amount of the Transfer Restricted Notes included in such offering subject to the consent of the Issuer (which will not be unreasonably withheld or delayed).

        No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Transfer Restricted Notes on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

10.   Miscellaneous

        (a)    Remedies.    In the event of a breach by the Issuer, the Guarantors or by a holder of Notes, Exchange Notes or Private Exchange Notes of any of its obligations under this Agreement, each holder of Notes, Exchange Notes or Private Exchange Notes and the Issuer and Guarantors will be entitled to specific performance of its rights under this Agreement. Notwithstanding the provisions of Section 4 hereof, the Issuer and Guarantors and each holder of Notes, Exchange Notes and Private Exchange Notes agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach of any of the provisions of this Agreement and each hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

        (b)    No Inconsistent Agreements.    The Issuer and Guarantors will not enter into any agreement with respect to their securities that is inconsistent with the rights granted to the holders of Notes, Exchange Notes and Private Exchange Notes in this Agreement or otherwise conflicts with the provisions hereof and neither the Issuer nor any Guarantor shall grant to any person any rights which conflict with or are inconsistent with the provisions of this Agreement.

        (c)    No Piggyback on Registrations.    Neither the Issuer nor any Guarantor shall grant to any of their securityholders (other than the holders of Transfer Restricted Notes in such capacity) the right to include any of their securities in any Registration Statement other than Transfer Restricted Notes.

        (d)    Amendments and Waivers.    The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, other than with the prior written consent of the holders of not less than a majority of the then outstanding aggregate principal amount of Transfer Restricted Notes; provided that the Company may amend this Agreement to include or exclude a Guarantor as a party hereto in the event that, pursuant to the terms of the Indenture, such Guarantor is required to provide a guarantee for the Notes or is released from such obligation, as the case may be; provided, further, that, for the purposes of this Agreement, Transfer Restricted Notes that are owned, directly or indirectly, by the Issuer or any of their Affiliates are not deemed outstanding. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Transfer Restricted Notes whose securities are being sold or tendered pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Transfer Restricted Notes may be given by holders of a majority in aggregate principal amount of the Transfer Restricted Notes being sold or tendered by such holders pursuant to such Registration Statement; provided, however, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. Notwithstanding the foregoing, no amendment, modification, supplement, waiver or consent with respect to Section 7 shall be made or given otherwise than with the prior written consent of each Indemnified Person affected thereby.

        (e)    Notices.    All notices and other communications provided for herein shall be made in writing and delivered by hand-delivery, next-day air courier, certified first-class mail, return receipt requested, telex or telecopier:

          (i)    if to the Issuer or any Guarantor, as provided in the Purchase Agreement,

          (ii)   if to the Initial Purchasers, as provided in the Purchase Agreement, or

          (iii)  if to any other person who is then the registered holder of Notes, Exchange Notes or Private Exchange Notes, to the address of such holder as it appears in the records of the registrar therefor.

        Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one Business Day after being timely delivered to a next-day air courier; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; and when receipt is acknowledged by the recipient's telecopier machine, if telecopied.

        (f)    Successors and Assigns.    This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto, including each holder of Notes, Exchange Notes and Private Exchange Notes and each Indemnified Person. No Issuer or any Guarantor may assign any of their rights or obligations hereunder without the prior written consent of each holder of Transfer Restricted Notes and each Indemnified Person unless otherwise permitted under the Indenture. Notwithstanding the foregoing, no successor or assignee of the Issuer or any Guarantor shall have any of the rights granted under this Agreement until such person shall acknowledge its rights and obligations hereunder by a signed written statement of such person's acceptance of such rights and obligations.

        (g)    Counterparts.    This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.

        (h)    Governing Law; Submission to Jurisdiction.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        (i)    Agent for Service; Submission to Jurisdiction.    Each of the parties hereto irrevocably agrees that any suit, action or proceeding arising out of or relating to this Agreement may be instituted in any federal or state court in the State of New York, sitting in the Borough of Manhattan; irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding; and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding brought in such a court and waives any other requirements of or objections to personal jurisdiction with respect thereto. For so long as any Notes remain outstanding, the Issuer and the Guarantors irrevocably appoint Watson, Farley & Williams, located at 380 Madison Avenue as their respective agent (the "Authorized Agent") for service of process in any suit, action or proceeding arising out of or relating to this Agreement that may be instituted in federal or state courts in the State of New York, Borough of Manhattan. The Issuer and the Guarantors expressly consent to the jurisdiction of any such court in respect of any such action and waive any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable unless and until replaced by an agent reasonably acceptable to the Trustee. The Issuer and the Guarantors represent and warrant that the Authorized Agent has agreed to act as said agent for service of process, and the Issuer and the Guarantors agree to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid, and, in the event such appointment ceases to be in full force and effect, the Issuer and the Guarantors agree to or for so long as any Notes remain outstanding to irrevocably appoint CT Corporation System located at 111 Eighth Avenue, New York, NY 10011 as their respective Authorized Agent for such service of process. Service of process upon the Authorized Agent and written notice of such service to the Issuer or the Guarantors, as applicable, shall be deemed, in every respect, effective service of process upon the Issuer or the Guarantors.

        (j)    Severability.    The remedies provided herein are cumulative and not exclusive of any remedies provided by law; provided the remedies with respect to a Registration Default shall be limited to those in Section 4 and Section 10(a). If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

        (k)    Headings.    The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. All references made in this Agreement to "Section" and "paragraph" refer to such Section or paragraph of this Agreement, unless expressly stated otherwise.

        (l)    Entire Agreement.    This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Issuer and the Guarantors with respect to the Notes, the Exchange Notes and the Private Exchange Notes. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

        IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

BLUEWATER FINANCE LIMITED
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact

GUARANTORS:

AURELIA ENERGY N.V.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact
BLUEWATER (BLEO HOLM) N.V.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact
BLUEWATER BRASIL LTDA.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact
BLUEWATER ENERGY N.V.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact
BLUEWATER ENERGY SERVICES B.V.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact

2

BLUEWATER EQUIPMENT LEASING LTD.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact
BLUEWATER FLOATING PRODUCTION B.V.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact
BLUEWATER (FLOATING PRODUCTION) LTD.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact
BLUEWATER (GLAS DOWR) N.V.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact
BLUEWATER HOLDING B.V.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact
BLUEWATER INTERNATIONAL B.V.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact
BLUEWATER (MALTA) LTD.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact

3

BLUEWATER (NEW HULL) N.V.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact
BLUEWATER (NORWAY) ANS
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact
BLUEWATER OFFSHORE PRODUCTION SYSTEMS LTD.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact
BLUEWATER OFFSHORE PRODUCTION SYSTEMS NIGERIA LTD.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact
BLUEWATER OFFSHORE PRODUCTION SYSTEMS N.V.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact
BLUEWATER OFFSHORE PRODUCTION SYSTEMS (U.S.A.), INC.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact

4

BLUEWATER OPERATIONS (UK) LTD.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact
BLUEWATER SERVICES (UK) LTD.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact
BLUEWATER (UK) LTD.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact
BLUEWATER TERMINAL SYSTEMS N.V.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact
BLUEWATER (HAEWENE BRIM) N.V.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact
BLUEWATER (MUNIN) N.V.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact
LUFENG DEVELOPMENT COMPANY ANS
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact

5

PIERCE PRODUCTION COMPANY LTD.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact
BLEO HOLM STANDBY PURCHASER N.V.
By:	/s/ KEES VOORMOLEN Name: Kees Voormolen Title: Attorney-in-fact

        The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

MORGAN STANLEY & CO. INTERNATIONAL LIMITED
By:	/s/ HARRY STANLEY Name: Harry Stanley Title: Executive Director
ING BANK N.V., LONDON BRANCH
By:	/s/ MARTIN BRUINS Name: Martin Bruins Title: Director
By:	/s/ TIMOTHY HALL Name: Timothy Hall Title: Managing Director

6

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  Exhibit 4.2